UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15 (d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                July 8, 1996

                            TAURUS PETROLEUM, INC.
            (Exact name of registrant as specified in its charter)

                                 COLORADO
                (State or other jurisdiction on incorporation)

          	0-8835								                                	84-0736215
   (Commission File Number)	             			(IRS Employer Identification No.)

412 North Sam Houston Parkway East, Houston, Texas           		   	77060
(Address of Principal executive offices)			                 	    (Zip code)

Registrant's telephone number, including area code	          (713) 445-5190

10100 Reunion Place, Suite 630, San Antonio, Texas			78216
(Former name or former address, if changed since last report)

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Item 1. Change in Control of Registrant.

Effective July 1, 1996 SBCA Holdings, Inc., has acquired all the common stock controlled individually and/or beneficially by Thomas P. McDonnell and Validus Operating Inc., (8,262,602 and 20,000,000 respectively) for a total of 28,262,602 shares or 47.14% of the Company's Common Stock. SBCA Holdings, Inc., exchanged 17,500 shares of common stock it owns in a private company, The Enigma Group, Inc., for the aforementioned common stock of Taurus.

For additional information related to SBCA Holding, Inc's., holdings in the Company, an interested party is referred to the Schedule 13-D which has been filed contemporaneously herewith.


Item 2. Acquisition or Disposition of Assets.

In an effort to liquidate the liabilities of the Company, the Board of Directors has elected to sell/or exchange all the oil and gas properties of the Company. The bulk of these assets will be exchanged to Mr. Thomas P. McDonnell and Validus Operating, Inc., as they are the single largest creditors of the Company. Mr. McDonnell currently serves as the President of the Company and is the sole shareholder of Validus Operating, Inc. Said liabilities exceed the asset value of the Company. This transaction will be effective July 1, 1996.

Item 5. Other Events.

The Board of Directors of the Company appointed Mr. Stephen E. Fischer and
Mr. William B. Weekley to the Board of Directors and appointed Mr. Fischer as Chairman of the Board and Mr. Weekley as secretary.


 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         								Taurus Petroleum, Inc.
								                                              Registrant


 Dated: July 22, 1996                       By:   /s/William B. Weekley
                                          								William B. Weekley,
								                                          Secretary